SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): December 15, 2010

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey		08543
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 683-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation of a Direct Financial Obligation.

On December 15, 2010, Church & Dwight Co., Inc. (the “Company”) closed on an underwritten public offering (the “Offering”) of $250 million aggregate principal amount of 3.35% senior notes due 2015 (the “Notes’). The Notes are being issued under an indenture, dated December 15, 2010 (the “Indenture”), and a first supplemental indenture (the “First Supplemental Indenture”), dated December 15, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee relating to the Notes. Copies of the Indenture and the First Supplemental Indenture (which includes, as Exhibit A, the form of Note) are filed as Exhibits 4.1 and 4.2 to this report.

Interest on the Notes is payable on June 15 and December 15 of each year, beginning June 15, 2011. The Notes will mature on December 15, 2015, unless earlier retired or redeemed as described below.

The Company may redeem the Notes, at any time in whole or from time to time in part, prior to their maturity date at a redemption price equal to the greater of: (i) 100% of the principal amount of the notes being redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the First Supplemental Indenture), plus 25 basis points. In addition, if the Company undergoes a “change of control” as defined by the First Supplemental Indenture, and if, generally within 60 days thereafter, the Notes are rated below investment grade by each of the rating agencies designated in the First Supplemental Indenture, the Company may be required to offer to repurchase the Notes at 101% of par plus accrued and unpaid interest to the date of repurchase.

The Notes are senior unsecured obligations and rank equal in right of payment to the Company’s other senior unsecured debt from time to time outstanding. The Notes are effectively subordinated to any secured debt the Company incurs to the extent of the collateral securing such indebtedness, and will be structurally subordinated to all future and existing obligations of the Company’s subsidiaries.

The Indenture and the First Supplemental Indenture contain covenants with respect to the Company that, among other things, restrict the creation of liens, sale-leaseback transactions, consolidations, mergers and dispositions of all or substantially all of the Company’s assets. The covenants are subject to a number of important exceptions and qualifications.

In addition, the Company has agreed to cause each subsidiary that guarantees its obligations under its senior credit facility to guarantee the Company’s obligations under the Notes on a senior unsecured basis. Currently, none of the Company’s subsidiaries guarantee the Company’s obligations under its senior credit facility.

This description of the Indenture and First Supplemental Indenture is a summary only and is qualified in its entirety by the full and complete terms of the Indenture and First Supplemental Indenture, copies of which are attached as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On December 15, 2010, the Company issued a press release announcing the closing of the Offering. A copy of this press release is attached as Exhibit 99.1 hereto.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of December 15, 2010, between Church & Dwight Co., Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of December 15, 2010, between Church & Dwight Co., Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 3.35% senior notes due 2015.

5.1	Opinion of Dechert LLP relating to the Notes.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 hereto).

99.1	Press release, dated December 15, 2010, announcing the closing of the Offering.

99.2	Information relating to Item 14 of the Registration Statement on Form S-3 (Registration No. 333-166762).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	December 15, 2010	By:	/s/ Matthew T. Farrell
		Name:	Matthew T. Farrell
		Title:	Executive Vice President Finance and Chief Financial Officer